Exhibit 10.4

     STOCKHOLDER AGREEMENT, dated December 10, 1958, between Yankee Atomic Electric Company ("Yankee") and [the names of Stockholders appear in the attached Appendix] (the "Stockholder").

          Yankee is a Massachusetts electric company, organized in 1954, which has undertaken the construction and operation of a nuclear power plant of approximately 134,000 kilowatts net electrical capacity, to be located at Rowe, Massachusetts (the "plant"). Construction of the plant is now under way, with completion scheduled for 1960. The plant is expected to be the first nuclear power plant in New England and one of the first in the nation. Because of its importance in the development of commercial nuclear power, it is one of the projects included in the Atomic Energy Commission's Power Demonstration Reactor Program.

          By separate contracts, Yankee will agree to sell the entire net electrical output of the plant to the New England utility companies which are its stockholders, and to make available to them such information as may from time to time be useful to them as a result of Yankee's experience in the design, planning, construction, and operation of a demonstration nuclear power plant. The percentages of Yankee's presently outstanding stock held by these companies and the percentages of the output of the plant to be purchased by them are as follows:

                                                  Stock            Power
                                               Percentage        Percentage

     New England Power Company                    30.0%             30.0%
     The Connecticut Light and Power Company      15.0              15.0
     Boston Edison Company                         9.5               9.5
     Central Maine Power Company                   9.5               --
     The Hartford Electric Light Company           9.5               9.5
     Western Massachusetts Electric Company        7.0               7.0
     Public Service Company of New Hampshire       7.0              16.5*
     Montaup Electric Company                      4.5               4.5
     New Bedford Gas and Edison Light Company      2.5               2.5
     Cambridge Electric Light Company              2.0               2.0
     Central Vermont Public Service Corp.          3.5               3.5
                                                 100.0%            100.0%

     *Public Service Company of New Hampshire proposes to enter into arrangements to supply power to Central Maine Power Company in amounts equivalent to 9.5% of the net electrical output of the Yankee plant, after appropriate allowance for transmission losses.

          Yankee's present capitalization consists of $8,000,000 of common capital stock, which has been purchased for cash at par by the foregoing stockholders. Yankee's estimated capital requirements aggregate $57,000,000, which Yankee proposes to finance through the issuance of senior securities to provide funds of $37,000,000 and additional capital stock to provide total equity funds of $20,000,000.

          In consideration of the foregoing, of similar stockholder agreements executed by others, and of the mutual covenants contained herein, the parties agree as follows:

     1. From time to time prior to plant completion date when additional shares of its capital stock are offered by Yankee to its stockholders for subscription, and until the total amount of Yankee's capital stock and capital stock premium accounts, together with any amounts to be received upon the issue and sale of the shares then being offered for subscription, shall aggregate $20,000,000, the Stockholder will subscribe for, and thereafter will purchase, its stock percentage of such shares, at a price not less than the par value thereof, payable in cash on such terms and at such times as may be specified by Yankee when said shares are offered for subscription. If any additional shares of its capital stock are offered by Yankee to its stockholders to meet all or any part of the excess capital requirements of the project, the Stockholder will in like manner subscribe for and purchase its stock percentage thereof.

     The "plant completion date" shall be the date on which Yankee shall have placed the plant in satisfactory operation, as determined by Yankee's board of directors and evidenced by notice to its stockholders.

     The "excess capital requirements of the project" shall be such capital requirements in excess of $57,000,000 as Yankee may require to complete construction of the plant and place it in satisfactory operation and to provide adequate working capital for the continued operation of plant, as determined by Yankee's board of directors at any time or from time to time prior to the plant completion date and evidenced by notice to its stockholders.

2. Yankee will proceed with due diligence with the construction and operation of the plant, and will keep the Stockholder currently informed as to the progress of the project and its anticipated capital requirements. Yankee will use its best efforts to complete construction of the plant on the presently estimated construction schedule (and in any event prior to January 1, 1962) and within the limits of present costs estimates.

3. The obligations of the Stockholder hereunder are subject to the following conditions:

     (a) That all necessary regulatory approvals shall have been received for the issue and sale by Yankee of any shares of its capital stock which it may from time to time offer to its stockholders for subscription, and for the acquisition by the Stockholder of its stock percentage of such shares; and

     (b) That Yankee shall have entered into contracts for the issue and sale of its senior securities sufficient to provide capital funds aggregating $37,000,000, and that no regulatory approvals necessary for the issue and sale of such senior securities shall have been denied or revoked, or granted upon conditions unacceptable to Yankee.

     The parties will use their best efforts to obtain, or to assist in obtaining, the foregoing regulatory approvals.

4. The Stockholder acknowledges notice of the restrictions on stock transfer contained in Article IV, section 3 of Yankee's bylaws, and agrees to be bound by said provisions with respect to all shares of Yankee's capital stock which it now owns or may hereafter acquire.

5. This agreement, and the obligations of the parties hereunder, shall terminate if the stockholders of Yankee, by vote of not less than 75% in interest of the outstanding stock having general voting rights, shall vote to discontinue and the construction or operation of the plant or to liquidate Yankee and wind up its affairs.

6. This agreement is the corporate act and obligation of the parties hereto, and any claim hereunder against any stockholder, director or officer of either party, as such, is expressly waived.

     IN WITNESS WHEREOF the parties have executed this agreement as a sealed instrument by their respective officers thereunto duly authorized, as of the date first above written.

                                   YANKEE ATOMIC ELECTRIC COMPANY


                                   By ____________________________________

ATTEST:


______________________________


                                   _______________________________________
                                                  (Stockholder)


                                   By  ___________________________________

ATTEST:


_______________________________




          [Forms of signatures appear in the attached Appendix.]

                                 APPENDIX


     Separate Stockholder Agreements were entered into, identical in form with the foregoing except as to the execution thereof and except that on page 1 the names of the respective Stockholders were inserted.

     The Stockholder Agreements were executed by the parties thereto, under their corporate seals, as follows:

                                        YANKEE ATOMIC ELECTRIC COMPANY
ATTEST:                                 By  WILLIAM WEBSTER, President
D. G. ALLEN, Asst. Clerk
                                        NEW ENGLAND POWER COMPANY
ATTEST:                                 By  ROBERT F. KRAUSE, President
JOSEPH X. CORBETT, Clerk
                                        THE CONNECTICUT LIGHT AND POWER
                                        COMPANY
ATTEST:                                 By  SHERMAN R, KNAPP, President
R. F. PROBST, Secretary
                                        BOSTON EDISON COMPANY
ATTEST:                                 By  THOMAS G. DIGNAN, President
EDWIN J. LEE, Clerk
                                        CENTRAL MAINE POWER COMPANY
ATTEST:                                 By  W. F. WYMAN, President
NATHANIEL W. WILSON, Secretary
                                        THE HARTFORD ELECTRIC LIGHT COMPANY
ATTEST:                                 By  R. A. GIBSON, President
C. T. DWIGHT
                                        WESTERN MASSACHUSETTS ELECTRIC
                                        COMPANY
ATTEST:                                 By  HOWARD J. CADWELL, President
JAMES GRAY, Clerk
                                        PUBLIC SERVICE COMPANY OF NEW
                                        HAMPSHIRE
ATTEST:                                 By  A. R. SCHILLER, President
ANABELLE LANDERS, Secretary
                                        MONTAUP ELECTRIC COMPANY
ATTEST:                                 By  GUIDO R. PERERA, President
R. M. KEITH, Clerk
                                        NEW BEDFORD GAS AND EDISON LIGHT
                                        COMPANY
ATTEST:                                 By  JOHN F. RICH, President
R. E. ROLLS, Clerk
                                        CAMBRIDGE ELECTRIC LIGHT COMPANY
ATTEST:                                 By  JOHN F. RICH, President
R. E. ROLLS, Clerk
                                        CENTRAL VERMONT PUBLIC SERVICE
                                        CORPORATION
ATTEST:                                 By  ALBERT A. CREE, President
R. VANBUSKIRK, Clerk